ALL REQUIREMENTS
WHOLESALE ELECTRIC SERVICE CONTRACT

This CONTRACT is made on [DATE] by and between [MEMBER NAME, with state of incorporation] (Member), a utility member of Tri-State that takes wholesale electric service from Tri-State, and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC. (Seller or Tri-State), a corporation organized and existing under the laws of the State of Colorado, authorized to do business in the States of Wyoming and New Mexico, and domesticated in the State of Nebraska.

Recitals

A.Seller owns and operates electric generating resources, an electric transmission system with associated facilities, conducts integrated system planning, is party to contracts with other entities for generation and transmission facilities or service or to otherwise obtain electric service to supply wholesale electric service to its members, and plans to also own and operate electric storage resources; and

B.Seller has financed and may, in the future, finance new facilities in whole or in part through loans made or guaranteed by various lending institutions; and
C.The secured indebtedness created by such loans is evidenced, and, with respect to future indebtedness, is secured by the Master First Mortgage Indenture, Deed of Trust and Security Contract between Tri-State Generation and Transmission Association, Inc., and U.S. Bank Trust Company, National Association (or any successor), as successor trustee Amended, Restated and Effective as of December 15, 1999, as supplemented, amended, and/or restated (Indenture); and
D.This Contract and payments due to Seller under this Contract will be pledged and assigned to secure Seller’s indebtedness, as provided in the Indenture and/or Seller’s other financial agreements; and
E.Member acknowledges that Seller, other Tri-State members, and lenders rely on Member’s commitments in this Contract, and similar commitments from all other members of Tri-State with similar contracts to purchase requirements electric service for present and future load requirements hereunder and provide for (a) the financing of Seller’s facilities, (b) the development of an organization to serve the Member, and (c) for long-term planning and power supply and transmission acquisition programs; and

F.Seller and Member agree that Seller and Seller’s membership rely on the obligations in this Contract to provide economic benefits that arise from and are inherent in the cooperative structure of ownership and governance. This Contract and the benefits of membership in Seller include financial benefits of scale, risk mitigation, and access to capital created through this Contract that will be lost to Seller and its membership if the Member does not fulfill its commitments and promises; and
G.Tri-State and Member are committed to meeting electric utility market challenges, in a competitive environment, during the term of this Contract.

AGREEMENT

Member and Seller agree as follows:

1.ALL REQUIREMENTS
a.All Requirements Electric Service. Seller shall sell and deliver to Member, and Member shall purchase and receive from Seller, all electric service, defined as including capacity, energy, and ancillary services, that Member shall require for the operation of Member’s system unless Member meets the requirements in Sections 2(a), 2(b), and/or any other of Seller’s Board Policies and/or tariffs accepted by FERC, in which case the obligations and rights of this paragraph are modified, as specified in those sections and/or policies or tariffs.
b.No Member Resources. Member agrees to not operate electric generating plants or generating resources for the production of electric service unless Seller is unable to supply Member’s requirements, and/or except as provided in Section 2 below, and/or any other of Seller’s Board Policies and/or tariffs accepted by FERC.
c.Extraordinary Use of Member Resources. During the limited period of an extraordinary event related to unanticipated and unavoidable physical and/or operational damage to Seller’s system causing it to be inoperable, Member may operate electric generating plants or generating resources for the period Seller’s system remains inoperable. Member’s right to operate electric generating plants or generating resources pursuant to this paragraph is expressly contingent on Seller explicitly acknowledging in writing, which shall not be unreasonably withheld, that Seller is unable to serve Member’s load requirements and that Member may operate electric generating plants or generating resources for the period Seller’s system is inoperable.
2.MEMBER SELF-SUPPLY EXCEPTIONS AND LIMITATIONS
a.Member System Distributed Resource Exceptions
i.Maximum Percentage Allowed. If prescribed operating requirements in Board Policy 115, Member System Distributed Resource Policy, are met, then Member may elect to self-supply a percentage of Member’s electric service requirements from distributed and/or renewable resources owned or controlled by the Member. The self-supply percentage limitation shall be as set forth in a Board Policy and/or tariff accepted by FERC.
ii.Governing Terms. All Member system distributed resource terms that govern the rights and obligations of Member and Seller shall be as set forth in Board Policy 115 accepted by FERC.

b.Member System Resource Project Exception (Bring Your Own Resource (BYOR))
i.Participation. If prescribed operating requirements in the Bring Your Own Resources Program (BYOR Program) accepted by FERC in a tariff (BYOR Tariff) are met, then Member may elect to build, own, or contract for permissible generation and storage resources.
ii.Governing Terms. All BYOR Program terms that govern participation in the BYOR Program and the rights and obligations of Member and Seller shall be as set forth in the BYOR Tariff accepted by FERC.
3.CONSTANT AND UNINTERRUPTED SUPPLY

Tri-State shall use Good Utility Practice to provide a constant and uninterrupted supply of electric service to Member consistent with the terms of this Contract.

4.FORCE MAJEURE
a.Default, Payments Due Regardless. Neither party hereto shall be in default in respect to any obligation hereunder, other than the obligations of the Member to make payments of amounts due under this Contract, if failure of performance shall be due to a Force Majeure Event, but only and to the extent thereof.

b.Definition of Force Majeure Event. The term “Force Majeure Event” means (i) an event or circumstance which by exercise of due foresight the party whose performance is affected (Affected Party) could not reasonably have been expected to avoid, (ii) which is beyond the control of the Affected Party, and (iii) which by exercise of due diligence the Affected Party shall be unable to overcome. Provided that the above definition of “Force Majeure Event” is met, such events or circumstances may include: facility failure, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, labor disturbance, sabotage, inability to obtain permits, licenses, right-of-way or authorizations from any local, state or federal agency or person, restraint by court or public authority, and the failure of performance of any power supplier.

c.Exclusions. Notwithstanding Section 4(b) above, an event or circumstance shall not qualify as a Force Majeure Event to the extent caused by a negligent or wrongful act or negligent or wrongful omission of the Affected Party, or the failure of the Affected Party to act in accordance with Good Utility Practice, the mandatory electric reliability standards of the North American Electric Reliability Corporation, if applicable, or any other applicable regulations or laws.

d.Obligation to Mitigate. If a Force Majeure Event occurs, then the Affected Party must, as soon as practicable after the occurrence of that Force Majeure Event, use reasonable endeavors to overcome that Force Majeure Event and minimize any resulting delay in the performance of its obligations under this Contract. Nothing contained herein, however, shall be construed to require either party to prevent or settle a strike against its will.

5.LOAD INTERRUPTION

If Seller’s resources are inadequate to serve all of Member’s demand, and Seller cannot secure additional resources, then Seller may interrupt Member’s service pursuant to load shedding procedures contained in Board Policy 116, Member Service Load Shedding Policy.
6.ELECTRIC CHARACTERISTICS
Electric service furnished hereunder shall be alternating current, three-phase, sixty cycle. Seller and Member shall follow Good Utility Practice in their activities and undertakings to provide (in the case of Seller) and receive (in the case of Member) electric service under this Contract, including the quality of supply. Should either party contend that the other party’s activities and undertakings related to power quality under this Contract do not comply with Good Utility Practice, that party shall notify the other party in writing describing the concern. Both parties shall exercise reasonable diligence to investigate, evaluate, and respond to such notice and take corrective actions to meet Good Utility Practice.

7.DELIVERY POINTS
Points of delivery, delivery voltage, and any special conditions of service are set forth in Schedule B. Delivery Point changes agreed to by Member and Seller shall be reflected periodically on an amended Schedule B which shall be updated by Tri-State and signed by both parties.
8.RATE
a.Member Rate. Member shall pay Seller for all electric service furnished hereunder at the relevant rates and on the terms in the rate schedule(s) accepted and/or approved by the regulatory authority with jurisdiction over Seller’s rates, if any, and, if such rates are not subject to regulatory approval or oversight, then as approved by Seller’s Board of Directors (Member Rate).
b.Annual Rate Review. Once each calendar year, or more frequently at the Seller’s Board’s discretion, Seller’s Board shall review rates charged to the membership for electric service furnished hereunder and under similar agreements between Seller and others in its membership.
c.Revenue Requirement. When necessary, Seller’s Board shall direct revisions to such rates and filings and all other actions necessary and appropriate to modify, amend or change Seller’s rates be undertaken so that rates produce sufficient revenues combined with Seller’s revenues from all other sources to meet Seller’s cost of operation (inclusive of reasonable reserves), debt and lease service, and equity development.
d.Rate Revision Notice. If Seller elects to modify, amend or change the Member Rate, Seller shall provide written notice to Member and Seller’s other members in the same membership class in a manner consistent with notice requirements of the relevant regulatory authority with jurisdiction over Seller’s rates. In the absence of a regulatory notice requirement, Seller shall provide notice of all proposed rate revisions, the bases upon which the rates are proposed to be adjusted and established, and the effective date which shall be not less than ninety (90) nor more than one hundred twenty (120) days after the date of the notice.
e.Revised Rates. Member agrees that future rates established by Tri-State’s Board and accepted and/or approved by the regulatory authority with jurisdiction over Seller’s rates, shall, upon the effective date established by that regulatory authority, become the Member Rate that Member shall pay for electric service furnished hereunder, and, if such rates are not subject to regulatory approval or oversight, then on the effective date established by Seller’s Board of Directors.
9.METER READING AND BILL PAYMENT
a.Monthly Reading. Seller shall read or cause meters to be read at monthly intervals.
b.Bill Tender. Seller shall provide a monthly bill to Member for electric service to the Member by the 12th Business Day of the month following the month in which the electric service was consumed. The term “Business Day” means any day of the week other than any Saturday, any Sunday, or any federal legal holiday in the United States. The date of the bill shall be deemed the date Seller presents the bill to Member.
c.Electronic Delivery. Member agrees to accept delivery of the bill by means determined by Seller, including paperless methods of electronic service for which Member shall provide required contact information to Seller.
d.Due Date. Member shall pay the monthly bill by the last day of the month in which the bill is provided by Seller, or on another date if Seller provided Member with written notice that the payment due date is extended, including extensions pursuant to Section 9.g, “Billing Errors.” If the last day of the month or any extended due date falls on a weekend or federal legal holiday in the United States, payment shall be due on the immediately preceding Business Day.
e.Payment Funds. Payments due to Seller from Member under or in connection with this Contract shall be due and payable by electronic funds transfer.
f.Late Payment Interest. If the Member fails to pay by the date payment is due, then a one percent (1%) late charge shall be applied to the unpaid balance and shall be added to the next monthly bill and the Seller may discontinue delivery of electric service hereunder after fifteen (15) days following the provision of written notice to Member of its intention to do so. Amounts in arrears will bear interest at the National Rural Utilities Cooperative Finance Corporation’s Line of Credit rate, plus one percent (1%), applied to late payments on a daily basis in consideration of a 365-day year.

g.Billing Errors. Member shall in writing bring to the attention of the Seller any error it notices in the monthly bill no later than the payment due date for that bill. Seller shall endeavor to resolve the matter as soon as reasonably practical, but in no event later than 30 days after receiving such notice. If Seller finds Member’s billing concerns meritorious, it shall correct the error in the current billing cycle if reasonably practical, but otherwise no later than the next monthly billing cycle. If the billing error is not corrected in the current billing cycle, the correction for any overpayment by Member shall include interest based on the National Rural Utilities Cooperative Finance Corporation’s Line of Credit rate, applied to the amount of the overpayment on a daily basis in consideration of a 365-day year. If Seller finds Member’s billing concerns unmeritorious, Seller shall advise Member in writing the basis for Member’s bill and Seller’s reasoning. Nothing herein eliminates Member’s obligation to pay its monthly bill by the due date specified under Section 9.d or other mutually agreed upon due date, but Member may submit its payment under protest if its billing concern is not resolved by the due date or if it disagrees with Seller’s resolution. Nothing herein, including a payment under protest, authorizes Member to pay only a portion of its monthly bill or prevents Member from seeking whatever other legal remedies it may have if it disagrees with the Seller’s resolution of its billing concern or if it discovers a billing error after the due date. This Section applies only to potential billing errors but not any other claims, including claims for breach of contract.
10.METER TESTING AND BILLING ADJUSTMENT
a.Annual and Special Testing. Seller shall test and calibrate revenue meter systems or cause such systems to be tested and calibrated by comparison with accurate standards at intervals consistent with Good Utility Practice. In the case of the actual revenue meter itself, that interval shall be twelve (12) months. Seller shall also make, or cause to be made, special revenue meter system tests at any time at Member’s request. The costs of all tests shall be borne by the Seller, provided, however, that if any special revenue meter system test made at Member’s request discloses that the meters are recording accurately, Member shall reimburse Seller for the cost of such test.

b.Accuracy. Revenue meter systems registering not more than two percent (2%) high or low shall be deemed to be accurate for purposes of Section 10.d. Even where a revenue meter system is deemed accurate for purposes of Section 10.d, if any element of the revenue meter system is found to be defective or inaccurate, it shall be adjusted, repaired, replaced, and/or recalibrated as near as practicable to a condition of zero error by the Seller, consistent with Good Utility Practice.
c.Failure to Register. If any revenue meter system shall fail to register for any period, Member and Seller shall agree as to the amount of electric service furnished during such period and Seller shall render a bill therefor.
d.Testing Procedure and Inaccuracy Adjustment. Seller’s Board shall establish a written policy concerning notice of revenue meter system testing and who shall have a right to be present. If at any test a revenue meter system shall be found to be inaccurate by more than two (2%), high or low, an adjustment shall be made in settlement between the parties to compensate for the effect of such inaccuracy over a preceding period, starting from the date the meter registration became in error, if it can be determined. If the date when the error in registration began cannot be determined, it shall be assumed that the error in registration occurred on the date halfway between the date of discovery and the date of the most recent meter test, not to exceed six (6) months. If the meter has never been tested, then the date of meter installation shall be used instead of the date of the most recent meter test.
11.RIGHT OF ACCESS
Duly authorized representatives of either party hereto shall be permitted to enter the premises of the other party at all reasonable times to carry out the provisions hereof.

12.RESALE OF ELECTRIC ENERGY
The Member shall not sell at wholesale any electric energy delivered to it hereunder, including to any Member customer of any type or Member’s member, nor shall the Member permit that customer or member to resell unless the resale is specifically approved by the Tri-State Board and is included in Schedule C.

13.TRANSFER BY MEMBER

Member agrees that during the term of this Contract, so long as any loans under the Indenture are outstanding, Member shall not, without the approval in writing of Seller, take or suffer to be taken any steps for reorganization or dissolution, or to consolidate with or merge into any organization, or to sell, lease or transfer (or make any agreement therefor) all or a substantial portion of its electric system assets, whether now owned or hereafter acquired. Notwithstanding the foregoing, Member may take or suffer to be taken any steps for reorganization or dissolution or to consolidate or merge into any organization or to sell, lease or transfer (or make any agreement therefor) all or a substantial portion of its electrical system assets, whether now owned or hereafter acquired, so long as the Member shall pay such pro rata portion of the outstanding loans under the Indenture, as well as other obligations and commitments of Seller at the time existing, as shall be determined by Seller and shall otherwise comply with such reasonable terms as Seller shall require. Provided, however, no such approvals shall be required to take the actions contemplated herein so long as the purchaser or surviving organization is a member of Seller and has validly authorized, executed and delivered a contract for electric service substantially in the form of this Contract.

14.SPECIFIC PERFORMANCE OF MEMBER
a.Member Failure. Seller and Member agree that the failure or threatened failure of Member to comply with Section 13 “Transfer by Member” will cause irreparable injury to Seller which cannot properly or adequately be compensated by the mere payment of money.
b.Enjoinment. Member agrees that in the event of a breach or threatened breach by Member of Section 13 that Seller, in addition to any other remedies that may be available to it judicially, shall have the right to obtain from any competent court a decree enjoining such breach or threatened breach of said paragraph or a decree providing for the terms of Section 13 to be specifically enforced.

15.SPECIFIC PERFORMANCE OF SELLER
a.Seller Failure. Seller and Member agree that the failure or threatened failure of the Seller to comply with the terms of this Contract concerning supply of electric service to the Member will cause irreparable injury to Member and cannot properly or adequately be compensated by the mere payment of money.

b.Enjoinment. Seller agrees that in the event of a breach or threatened breach by Seller of this Contract concerning supply of electric service, that Member, in addition to any other remedies that may be available to it judicially, shall have the right to obtain from any competent court a decree enjoining such breach or threatened breach of this Contract and providing for the terms of this Contract to be specifically enforced.
16.LIMITATION OF LIABILITY
Seller’s or Member’s liability to the other for any loss, cost, claim, injury, liability, or expense relating to or arising from any act or omission in its performance of this Contract shall be limited to the amount of direct damage actually incurred. In no event shall Seller or Member be liable to the other party for any indirect, incidental, special, consequential, exemplary, or punitive damages.

17.GENERAL PROVISIONS
a.Entire Agreement. It is agreed that all representations and agreements between the parties covering the subject matter hereof are expressed herein and in the Schedules attached hereto and that no other representation of any kind or nature, whether made by the officers or agents of either Seller or Member, shall be binding.
b.FERC Approval. To the extent this Contract references Board Policies subject to FERC acceptance or approval, or actions by FERC, in the event Seller is no longer regulated by FERC on matters within the scope of this Contract, Member and Seller agree the Board Policies shall be established, and approval provided, by Seller’s Board.

c.Effective Date. The effective date of this Contract and any amendments or schedules hereto shall be the date established by the regulatory authority with jurisdiction over Seller’s rates, if any, and, if such agreements are not subject to regulatory approval or oversight, then on the date executed by each party’s duly authorized representative.
d.Amendment. Except for revision of Schedules as described herein, this Contract may be amended only in a writing signed by both parties provided that any such amendment is approved by the parties’ respective boards and effective only if accepted and/or approved by any required regulatory bodies.
e.Prior Agreements. This Contract shall become binding on its effective date between the Seller and Member, and upon the effective date of this

Contract the prior wholesale electric service contract between the parties shall be deemed cancelled and superseded in entirety by this Contract.
f.Revised Schedules. All schedules annexed hereto are subject to change, alteration and deletion in accordance with this Contract, are to be signed by both parties on original issue when this Contract is signed and again signed by both parties when revised, and each party is responsible for obtaining any corporate action required by that party to effectuate any such changes.
g.Indemnification. Seller and Member shall indemnify and save the other harmless for liability, loss, costs and expenses (including reasonable expenses to defend) on account of injury (including death to persons) or damage or destruction of property occasioned by the negligence of its officers, employees, or its contractors, unless it be proved that such injury or damage resulted from the negligence of the other. Provided, however that:
i.each party shall be solely responsible for the claims or any payments to any employee or agent for injuries occurring in connection with their employment or arising out of any workers’ compensation law,
ii.neither party shall be liable for any loss of earnings, revenues, indirect or consequential damages or injury which may occur to the other as a result of outages in delivery of services hereunder by reason of any cause whatsoever, except for outages resulting from willful and wanton conduct; and

iii.promptly after receipt by a party of any claim as to which such party is seeking indemnification as provided above, such party shall notify the other party of such fact in writing.
h.No Waiver. A waiver at any time of a right with respect to a default or any other matter shall not be deemed a waiver with respect to any other or a subsequent default or matter. No delay, short of the statutory period of limitations, in asserting or enforcing any right hereunder shall be deemed a waiver of such right.
i.Cumulative Rights. Every right and remedy shall be cumulative and in addition to every right or remedy now or hereafter existing at law, in equity, under Seller’s bylaws, or contract between Member and Seller and the pursuit or grant of any right or remedy shall not be construed as an election.
j.Rights in Bylaws and Right to Mortgage. Nothing in this Contract shall be construed to limit or restrict the rights and obligations of Seller or Member under Seller’s bylaws or to grant liens and security interests herein pursuant to mortgage instruments. Subject to any specific agreements between the parties, neither party shall have any right, power, or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as an agent or representative of, the other party, including the right to grant liens and secured interests against the other party’s interest in its properties.
k.Governing Law. This Contract shall in all respects be governed by, and controlled in accordance with, the laws of the State of Colorado, irrespective of conflict of law principles.

l.Invalid Provisions. If any article, section, paragraph, clause or provision of this Contract shall be finally adjudged by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Contract shall remain in full force and effect as though such article, section, paragraph, clause or provision or any part thereof so adjudicated to be invalid or unenforceable had not been included herein.
m.Certain References as Used Herein. “Tri-State Board,” “Seller’s Board,” or “Board” means the Tri-State Board of Directors. “FERC” means the Federal Energy Regulatory Commission, which is the regulatory authority currently with jurisdiction over Seller’s rates and this Contract.
n.Conflict of Terms in Referenced Policies. If any terms are inconsistent between this Contract and any Board Policy, the terms of the Contract shall prevail.
o.Headings for Convenience Only. Headings used herein, such as at the beginning of articles, sections, paragraphs, and provisions, are included solely for convenience and shall not affect the meaning and interpretation of any provision of this Contract.

p.Rules of Interpretation.  Words not otherwise defined herein shall have meanings as commonly used in the English language and, where applicable, in Good Utility Practice.  Words not otherwise defined herein that have well known and generally accepted technical or trade meanings are used herein in accordance with such recognized meanings.

q.Facilities. Each party shall operate, maintain, repair, control, and inspect, and shall be fully responsible for the facilities that it now or subsequently may own, subject to any applicable regulations.

r.Good Utility Practice, Laws, and Regulations. The parties shall perform all obligations of this Contract in accordance with Good Utility Practice and all applicable laws and regulations.

s.Definition of Good Utility Practice. “Good Utility Practice” means any of the practices, methods and acts engaged in or approved by a significant portion of the electric industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the region.

t.No Third-Party Beneficiaries. The parties specifically disclaim any intent to create rights in any person as a third-party beneficiary to this Contract.

18.TERM OF CONTRACT. This Contract shall remain in effect until December 31, [2050][2066], and thereafter until terminated by either party giving to the other not less than five (5) years written notice of its intention to terminate.
19.PERIODIC REVIEW. No later than five years after the execution of this Contract and each succeeding five years thereafter, Seller will establish a committee to review this Contract for the purposes of making recommendations concerning any suggested modifications to its terms and provisions to Seller’s Board.
By the signature of their respective duly authorized representatives, Member and Seller execute this ALL REQUIREMENTS WHOLESALE ELECTRIC SERVICE CONTRACT to be effective as provided in Section 17.c.

Member Full Legal Name	Tri-State Generation and Transmission Association, Inc.
By: [signature] Title:	By: [signature] Title:

SCHEDULE A

[Reserved for Future Use]

SCHEDULE B REVISION ___
[Member Name]
This Schedule B, Revision No. __, is dated and effective as of _______, which is part of the All Requirements Wholesale Electric Service Contract, dated ________ (the “Contract”) and supersedes all prior Schedule B revisions.

List of Delivery Points:

Delivery Point	Established Under	Nominal Delivery Voltage (kV)	Nominal Measurement Voltage (kV)	Adjustment for		Special Conditions Relating to Service
				Low Side Metering (%)	Off Site Metering (%)

[Signature page follows.]

The Parties have caused this Schedule B, Revision No. __, to be duly executed the date first above written.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By (signature):

Name (print):

Title:

[Member Name]

By (signature):

Name (print):

Title:

SCHEDULE C REVISION ___
[Member Name]
This Schedule C, Revision No. __, is dated as of _____ and effective upon the effective date established by the Federal Energy Regulatory Commission (“FERC”) upon acceptance for filing (“Schedule C Effective Date”), is part of the All Requirements Wholesale Electric Service Contract, dated ______ (the “Contract”), between Tri-State Generation and Transmission Association, Inc. (“Seller”) and ________ (“Member”). This Schedule C, Revision ___ supersedes all prior Schedule C revisions.
Exceptions to Section 7.(a) of the Contract:
[INSERT]

[Signature page follows.]

The Parties have caused this Schedule C, Revision No. ___ to be duly executed as of the date first above written.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By (signature):

Name (print):

Title:

[Member Name]

By (signature):

Name (print):

Title: